Exhibit (a)(2)
                             LETTER OF TRANSMITTAL
                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                           COMMUNICATION CABLE, INC.
           PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 29, 1995
                                       BY
                           KUHLMAN ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                              KUHLMAN CORPORATION
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON MONDAY, JANUARY 22, 1996, UNLESS EXTENDED.
                        THE DEPOSITARY FOR THE OFFER IS:
                        HARRIS TRUST COMPANY OF NEW YORK
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
                BY MAIL:                                BY COURIER:                                 BY HAND:
          WALL STREET STATION                         77 WATER STREET                            RECEIVE WINDOW
             P. O. BOX 1023                              4TH FLOOR                        77 WATER STREET, FIFTH FLOOR
     NEW YORK, NEW YORK 10268-1023                NEW YORK, NEW YORK 10005                  NEW YORK, NEW YORK 10005
                                                       BY FACSIMILE:
                                                       (212) 701-7636
                                                       (212) 701-7637
                                             CONFIRM FACSIMILE BY TELEPHONE TO:
                                                       (212) 701-7623

     Delivery of this instrument to an address other than as set forth above, or transmission via a facsimile number other than as listed above, will not constitute a valid delivery.
     This Letter of Transmittal is to be completed by holders of Shares ("Shareholders" or "holders") either if certificates are to be forwarded herewith or if delivery is to be made by book-entry transfer to the account maintained by Harris Trust Company of New York (the "Depositary") at The Depository Trust Company ("DTC"), the Midwest Securities Trust Company ("MSTC") or the Philadelphia Depository Trust Company ("PDTC") pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Each of DTC, MSTC and PDTC is a "Book-Entry Transfer Facility"; collectively, they are the "Book-Entry Transfer Facilities." Shareholders who deliver Shares by book-entry transfer are referred to herein as "Book-Entry Shareholders." Shareholders other than Book-Entry Shareholders are referred to herein as "Certificate Shareholders." Shareholders whose certificates are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Depositary on or prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.
                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.
[  ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER
     MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
     Name of Tendering Institution
     Check Box of Applicable Book-Entry Transfer Facility:
     [ ] DTC     [ ] MSTC    [ ] PDTC
     Account Number
     Transaction Code Number
[  ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
     GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
     FOLLOWING:
     Name(s) of Registered Owner(s)
     Date of Execution of Notice of Guaranteed Delivery
     Name of Eligible Institution that Guaranteed Delivery
     If Delivered by Book-Entry Transfer, Check Box of Applicable Book-Entry Transfer Facility:
     [ ] DTC     [ ] MSTC     [ ] PDTC
     Account Number                         Transaction Code Number

                                                   DESCRIPTION OF SHARES TENDERED
            NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                                CERTIFICATE(S) TENDERED
                       (PLEASE FILL IN, IF BLANK)                                   (ATTACH ADDITIONAL LIST IF NECESSARY)
                                                                                                 TOTAL NUMBER
                                                                                                  OF SHARES           NUMBER OF
                                                                             CERTIFICATE        REPRESENTED BY          SHARES
                                                                               NO(S).*         CERTIFICATE(S)*        TENDERED**
                                                                                TOTAL SHARES
 *  Need not be completed by Book-Entry Shareholders.
 ** Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificates delivered to the Depositary are being tendered. See Instruction 4.

Ladies and Gentlemen:
     The undersigned hereby tenders to Kuhlman Acquisition Corp., a North Carolina corporation (the "Purchaser") and a wholly-owned subsidiary of Kuhlman Corporation, a Delaware corporation, the above-described shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Communication Cable, Inc., a North Carolina corporation (the "Company"), pursuant to the Purchaser's offer to purchase any and all outstanding Shares at a price of $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 29, 1995 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal together constitute the "Offer." The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its subsidiaries or other affiliates the right to purchase Shares tendered pursuant to the Offer.
     Subject to, and effective upon, acceptance for payment of and payment for the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after November 29, 1995 (the "Offer Commencement Date")) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
(a) deliver certificates for such Shares (and any such other Shares or securities), or transfer ownership of such Shares on the account books maintained by a Book-Entry Transfer Facility, or both, together in either such case with all accompanying evidence of transfer and authenticity, to or upon the order of the Purchaser, (b) present such Shares (and any such other Shares or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other Shares or securities), all in accordance with the terms of the Offer.
     The undersigned hereby irrevocably appoints Robert S. Jepson, Jr., Curtis
G. Anderson, Vernon J. Nagel and Richard A. Walker, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, and otherwise act (including pursuant to written consent) with respect to all of the Shares tendered hereby that have been accepted for payment by the Purchaser prior to the time of such vote or action (and any and all other Shares or securities issued or issuable in respect thereof on or after the Offer Commencement Date), which the undersigned may be entitled to vote at any meeting of shareholders (whether annual or special and whether or not an adjourned meeting) of the Company or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. A tendering Shareholder will retain the voting rights (and other rights) associated with such holder's Shares upon tendering such Shares in response to this Offer and at all times thereafter unless and until such Shares are accepted for payment. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Shares (and any such other Shares or securities), and no subsequent proxies will be given with respect thereto by the undersigned. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated above and in the Offer to Purchase, this tender is irrevocable.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all Shares or other securities issued or issuable in respect thereof on or after the Offer Commencement Date) and that, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any and all Shares or other securities issued or issuable in respect of such Shares on or after the Offer Commencement Date).
     The undersigned understands that the Purchaser's acceptance for payment of Shares tendered pursuant to any one of the procedures described in Section 3 of the Offer to Purchase will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.
     Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name of, and deliver said check and/or return such certificates to, the person or persons so indicated. The undersigned recognizes that the Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered holder thereof if such Purchaser does not accept for payment any of the Shares so tendered.
                          SPECIAL PAYMENT INSTRUCTIONS
                        (See Instructions 1, 5, 6 and 7)
      To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be issued in the name of someone other than the undersigned.
 Issue check and/or certificates to:
 Name
                                 (PLEASE PRINT)
 Address

                               (INCLUDE ZIP CODE)

              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                         SPECIAL DELIVERY INSTRUCTIONS
                        (See Instructions 1, 5, 6 and 7)
     To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown on the front cover.
 Send check and/or certificates to:
 Name
                                  PLEASE PRINT
 Address

                               (INCLUDE ZIP CODE)

              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

                                   SIGN HERE

                     (SIGNATURE(S) OF HOLDER(S) OF SHARES)
 Dated                                              , 199
 (Must be signed by the registered holder(s) exactly as name(s) appear(s) on Share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of corporation(s) or other(s) acting in a fiduciary or representative capacity, then please set forth full title(s) and see Instruction 5.)
 Name(s)

                                 (PLEASE PRINT)
 Capacity (Full Title)
 Address

                              (INCLUDING ZIP CODE)
 Area Code and Telephone Number
 Taxpayer Identification or Social Security No.
                      (COMPLETE SUBSTITUTE W-9 ON REVERSE)
                           GUARANTEE OF SIGNATURE(S)
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)
 Authorized Signature
 Name
 Name of Firm
 Address

                              (INCLUDING ZIP CODE)
 Area Code and Telephone Number
 Dated                                              , 199
                                  INSTRUCTIONS
             Forming Part of the Terms and Conditions of the Offer
     1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution in a recognized Medallion Guarantee Program (an "Eligible Institution"). An Eligible Institution means a firm or any other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association. A verification by a notary public is not acceptable. Signatures on this Letter of Transmittal need not be guaranteed if this Letter of Transmittal is signed by the registered holder(s) of the Share certificates submitted herewith and such holder(s) have not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal. See Instruction 5.
     2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be completed by Shareholders either if certificates are to be forwarded herewith or if tenders of Shares are to be made pursuant to the procedures for delivery by book-entry transfer set forth in Section 3 of the Offer to Purchase. Certificates for all Shares tendered physically, or confirmation of any book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility of Shares tendered electronically, as well as a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein on or prior to the Expiration Date (as defined in the Offer to Purchase). Shareholders whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary on or prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure, (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Purchaser, must be received by the Depositary by the Expiration Date and (iii) the certificates for all Shares (or confirmation of book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three National Association of Securities Dealers, Inc. Automated Quotation National Market System trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.
     The method of delivery of Shares and all other required documents is at the option and risk of the tendering Shareholder. If sent by mail, the use of registered mail with return receipt requested, properly insured, is recommended.
     No alternative, conditional or contingent tenders will be accepted. All tendering Shareholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.
     3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.
     4. PARTIAL TENDERS. This Instruction 4 is applicable to Certificate Shareholders only. If fewer than all of the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Description of Shares Tendered." In such case, new certificate(s) for the remainder of the Shares that were evidenced by old certificate(s) will be sent to the registered holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
     5. SIGNATURES ON LETTER OF TRANSMITTAL, POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, then the signature must correspond with the name as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.
     If any of the Shares tendered hereby are owned of record by two or more joint owners, then all such owners must sign this Letter of Transmittal.
     If any tendered Shares are registered in different names on several certificates, then it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
     If this Letter of Transmittal or any certificates or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, then such persons should so indicate when signing, and proper evidence satisfactory to the Purchaser of their authority so to act must be submitted.
     When this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate powers of attorney are required unless payment is, or certificates for Shares not tendered or purchased are, to be issued to a person other than the registered owner(s). Signatures on such certificates or powers of attorney must be guaranteed by an Eligible Institution.
     If this Letter of Transmittal is signed by a person other than the registered owner(s) of the certificates listed, then the certificates must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates. Signatures on such certificates or powers of attorney must be guaranteed by an Eligible Institution.

     6. TRANSFER TAXES. The Purchaser will pay any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not tendered or purchased are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, then the amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.
     Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates for Shares listed in this Letter of Transmittal.
     7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is, and/or certificates for unpurchased Shares are, to be issued in the name of a person other than the signer of this Letter of Transmittal, or if a check is to be sent, and/or such certificates are to be returned, to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, then the appropriate boxes on this Letter of Transmittal should be completed.
     8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Information Agent at the address set forth below or from your broker, dealer, commercial bank or trust company.
     9. SUBSTITUTE FORM W-9. The tendering Shareholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9. Failure to provide the information on the form may subject the tendering Shareholder to 31% federal income tax withholding on the payment of the purchase price. The box in Part 3 of the form may be checked if the tendering Shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN within 60 days, then the Depositary will withhold 31% of all payments of the purchase price thereafter until a TIN is provided to the Depositary.
     Important: This Letter of Transmittal (or a manually executed facsimile copy thereof), together with certificates or confirmation of book-entry transfer and all other required documents or the Notice of Guaranteed Delivery, must be received by the Depositary by the Expiration Date (as defined in the Offer to Purchase).
                           IMPORTANT TAX INFORMATION
     Under federal income tax law, a Shareholder whose tendered Shares are accepted for payment is required to provide the Depositary with such holder's correct TIN on Substitute Form W-9 below. If such holder is an individual, then the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, then the Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to Shares purchased pursuant to the Offer may be subject to 31% backup withholding.
     Certain Shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Shareholder must submit to the Depositary a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary or the Information Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.
     If backup withholding applies, then the Depositary is required to withhold 31% of any payments made to the Shareholder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If withholding results in an overpayment of taxes, then a refund may be obtained from the Internal Revenue Service. PURPOSE OF SUBSTITUTE FORM W-9
     In order to prevent backup withholding on payments made to a Shareholder or other payee with respect to Shares purchased pursuant to the Offer, the Shareholder is required to notify the Depositary of such holder's current TIN (or the TIN of any other payee) by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (1) the Shareholder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Shareholder that such holder is no longer subject to backup withholding.
 WHAT NUMBER TO GIVE THE DEPOSITARY
     The Shareholder is required to give the Depositary the social security number or employer identification number of the record owner of such holder's Shares. If such Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

  PAYER'S NAME:    HARRIS TRUST COMPANY OF NEW YORK
                                 PART 1 -- Please provide your TIN in the box at    Social Security Number(s) or Employer
                                 right and certify by signing and dating below.      Identification Number(s)


  SUBSTITUTE
  FORM W-9
  Department of the Treasury
                                 PART 2 -- CERTIFICATES -- Under penalties of perjury, I certify that:
                                 (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued for me), and
                                 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b)
  Internal Revenue Service       I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup
  PAYER'S REQUEST FOR            withholding as a result of a failure to report all interest or dividends, or (c) the IRS has
  TAXPAYER                       notified me that I am no longer subject to backup withholding.
  IDENTIFICATION
                                 CERTIFICATION INSTRUCTIONS -- You must cross out Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or
  NUMBER (TIN)                   dividends on your tax return.
                                 SIGNATURE                                          PART 3 --
                                 DATE                         , 199                 Awaiting TIN  [  ]

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

                                   CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue
 Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future.
 I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the purchase price made to me thereafter will be withheld until I provide a number.
 Signature                                                                         Date                               , 199

     Questions and requests for assistance or additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent as set forth below.
                    The Information Agent for the Offer is:
                                   GEORGESON
                                 & COMPANY INC.
                               Wall Street Plaza
                            New York, New York 10005
                        (800) 223-2064 (call toll-free)
                (212) 440-9800 (banks and brokers call collect)